UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2014

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2014, MasTec, Inc., a Florida corporation (“MasTec”), entered into a new employment agreement with Alberto de Cardenas, MasTec’s Executive Vice President and General Counsel (the “de Cardenas Agreement”), and amendments to the employment agreements with Jose Mas, MasTec’s Chief Executive Officer (the “Mas Amendment”), George Pita, MasTec’s Chief Financial Officer (the “Pita Amendment”), and Robert E. Apple, MasTec’s Chief Operating Officer (the “Apple Amendment” and, collectively with the Mas Amendment and the Pita Amendment, the “Amendments”).

The de Cardenas Agreement

The de Cardenas Agreement, which replaces and supersedes Mr. de Cardenas’ prior employment agreement with MasTec, remains in effect until terminated and provides that Mr. de Cardenas will be paid an initial annual base salary of $350,000. The de Cardenas Agreement also provides for an annual performance bonus of up to his base salary based on the achievement of goals established by the Compensation Committee of MasTec’s Board of Directors (the “Committee”), as determined in the Committee’s sole discretion. Following termination of Mr. de Cardenas’ employment by MasTec without cause (as defined in the de Cardenas Agreement) or by Mr. de Cardenas for good reason (as defined in the de Cardenas Agreement), Mr. de Cardenas would receive his base salary, an amount equal to the average performance bonus (as defined in the de Cardenas Agreement) that he received preceding termination and certain employee benefits set forth in the de Cardenas Agreement paid over a period of twelve months following the date of termination. If Mr. de Cardenas’ employment is terminated other than for cause and he has not breached certain of his obligations set forth in the de Cardenas Agreement, his restricted stock and stock options that he currently has or may have in the future would continue to vest until they are fully vested, and all existing and future stock option grants would remain exercisable for the full term of the grant. If there is a change of control (as defined in the de Cardenas Agreement) of MasTec during the employment term, Mr. de Cardenas would be entitled (i) to a lump sum payment equal to the sum of (x) one and a half times his base salary and (y) one and a half times his average performance bonus, (ii) the immediate vesting of any previously unvested options and restricted stock and (iii) the continuation of benefits as set forth in the de Cardenas Agreement. Under certain circumstances, the change in control payment would be reduced to avoid triggering an excise tax on such benefits. The de Cardenas Agreement also contains confidentiality, non-competition and non-solicitation provisions.

The Amendments

The Mas Amendment amends Mr. Mas’ current employment agreement to provide that Mr. Mas’ average performance bonus, which determines a portion of the amounts payable to Mr. Mas upon a change in control, MasTec’s termination of his employment without cause, or Mr. Mas’ termination of his employment for good reason, would be calculated based on Mr. Mas’ average performance bonus for last three complete calendar years for which he was employed by MasTec. Prior to the Mas Amendment, Mr. Mas’ average performance bonus would have been calculated based on each year in Mr. Mas’ term of employment. Additionally, the Mas Amendment amends Mr. Mas’ current employment agreement to clarify that, following a termination of Mr. Mas’ employment other than for cause, Mr. Mas’ restricted stock and stock options that he currently has or may have in the future would continue to vest until they are fully vested, and all existing and future stock option grants would remain exercisable for the full term of the grant; provided that Mr. Mas continued to comply with certain restrictive covenants contained in his employment agreement. The Mas Amendment additionally makes certain technical changes to Mr. Mas’ current employment agreement with respect to Section 409A of the U.S. Internal Revenue Code of 1986, as amended.

The Pita Amendment amends Mr. Pita’s current employment agreement with MasTec to provide that, under certain circumstances, any change in control payment payable to Mr. Pita pursuant to such agreement would be reduced to avoid triggering an excise tax on such payment.

The Apple Amendment amends Mr. Apple’s current employment agreement with MasTec to clarify that, following a termination of Mr. Apple’s employment other than for cause, Mr. Apple’s restricted stock and stock options that he currently has or may have in the future would continue to vest until they are fully vested, and all existing and future stock option grants would remain exercisable for the full term of the grant; provided that Mr. Apple continued to comply with certain restrictive covenants contained in his employment agreement. Additionally, the Apple Amendment effects certain technical changes to the provisions relating to tax gross-ups to clarify that any such gross-ups would be based on Mr. Apple’s actual marginal tax rates as a result of compensation paid or made available to him, including the additional taxes imposed upon him due to MasTec’s payment of the initial taxes on such compensation.

The foregoing description of the de Cardenas Agreement and the Amendments is only a summary and is qualified by reference to the full text of the de Cardenas Agreement, the Mas Amendment, the Pita Amendment and the Apple Amendment, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated March 31, 2014, between MasTec, Inc. and Alberto de Cardenas.

10.2	First Amendment to the Employment Agreement between MasTec, Inc. and Jose R. Mas, dated March 31, 2014.

10.3	First Amendment to the Employment Agreement between MasTec, Inc. and George Pita, dated March 31, 2014.

10.4	First Amendment to the Employment Agreement between MasTec, Inc. and Robert E. Apple, dated March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: April 4, 2014	By:	/s/ Alberto de Cardenas
		Name:	Alberto de Cardenas
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated March 31, 2014, between MasTec, Inc. and Alberto de Cardenas.

10.2	First Amendment to the Employment Agreement between MasTec, Inc. and Jose R. Mas, dated March 31, 2014.

10.3	First Amendment to the Employment Agreement between MasTec, Inc. and George Pita, dated March 31, 2014.

10.4	First Amendment to the Employment Agreement between MasTec, Inc. and Robert E. Apple, dated March 31, 2014.